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                                                                    EXHIBIT 5.1

                    WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                        Attorneys and Counselors at Law
                         1601 Bryan Street, 30th Floor
                              Dallas, Texas 75201
                                   __________

                            Telephone (214) 979-3000
                               Fax (214) 880-0011


                                January 11, 2000


NetSolve, Incorporated
12331 Riata Trace Parkway
Austin, Texas 78727

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-8 to be filed by NetSolve, Incorporated ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of 3,951,976 shares of common stock, $.01 par value per share ("Stock"), to be offered from time to time under the Company's 1988 Stock Option Plan and Long-Term Incentive Compensation Plan ("Plans"), we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Delaware.

     2. All requisite action on the part of the Company's Board of Directors with respect to the issuance and delivery of Stock to be issued directly by the Company will have been taken when such Stock shall have been issued and delivered as contemplated in the Plans.

     3. Any Stock to be issued directly by the Company will be validly issued, fully paid and non-assessable when such Stock shall have been issued and delivered as contemplated in the Plans.


          We hereby consent to the filing of this opinion with the Commission as an exhibit to the aforementioned Registration Statement.

                                    Very truly yours,

                                    WORSHAM, FORSYTHE
                                      & WOOLDRIDGE, L.L.P.



                                    By:    /s/ L. Scott Austin
                                        ----------------------------------
                                               A Partner